MORGENSTERN, SVOBODA & BAER, CPAs, P.C.
CERTIFIED PUBLIC ACCOUNTANTS
40 Exchange Place, Suite 1820
New York, NY 10005
TEL: (212) 925-9490
FAX: (212) 226-9134
E-MAIL: MORGENCPA@CS.COM

June 15, 2007

Securities and Exchange Commission
100 F Street
Washington, DC 20549

Dear Sir/Madam

We have read Item 4.01 of the Form 8-K file Kesselring Holding (f/k/a Offline Consulting, Inc.) filed with the Securities and Exchange Commission on June 14, 2007, and we agree with the statements made therein.

/s/ Morgenstern, Svoboda & Baer, CPAs, P.C.
Morgenstern, Svoboda & Baer, CPAs, P.C.
Certified Public Accountants